Exhibit 10.20

KEY EMPLOYEE PHANTOM STOCK AGREEMENT

This Key Employee Phantom Stock Agreement (this “Agreement”) is made this      day of               between Legg Mason, Inc. (“Legg”) and                              (“Employee”), but intended to be effective as of the date of the approval of transfer to Legg Mason Wood Walker, Incorporated (“LMWW”) of Employee’s registration with the National Association of Securities Dealers, Inc., the New York Stock Exchange, Inc. and the state(s) in which Employee is licensed (the “Effective Date”).

WHEREAS, LMWW is a wholly owned subsidiary of Legg;

WHEREAS, Employee has accepted employment by LMWW; and

WHEREAS, in consideration of Employee accepting employment by LMWW, Legg has agreed to grant Employee certain deferred compensation, upon the terms and conditions contained herein, under the Legg Mason, Inc. 1996 Equity Incentive Plan, as amended from time to time (the “Plan”),

Now therefore, Legg and Employee agree as follows:

1. Certain Monetary Compensation

In consideration of Employee’s employment with LMWW, Legg shall be obligated to pay Employee certain compensation under the Plan in an amount to be determined pursuant to the terms and conditions of this Agreement. This Agreement is subject to all applicable terms and conditions of the Plan.

2. Phantom Share Units

Legg and Employee agree that the compensation to be paid by Legg to Employee under the Plan shall not be paid currently but shall be deferred, and as deferred, shall be deemed converted into units that are economically equivalent to, but are not actual, shares of Legg Common Stock, $.10 par value per share (“Common Stock”). These “phantom” shares of Common Stock are referred to as “Share Units.”

3. Key Employee Phantom Stock Account

On the Effective Date, Legg will establish a Key Employee Phantom Stock Account (the “Account”) on its books and records for the benefit of Employee wherein Legg will credit to such Account the amount of $                 as certain deferred compensation (hereafter the “Compensation Credit”) to be converted into Share Units. The number of Share Units into which such Compensation Credit shall be converted (calculated to four decimal places) will be determined as of the fourth trading day after the date the Compensation Credit is made and will be equal to the amount of the Compensation Credit divided by the Fair Market Value of a share of Common Stock, determined as set forth below.

Fair market value of a share of Common Stock will equal the five day average of the closing prices on the principal exchange on which Common Stock is traded for the date on which the price is being determined (i.e., the Effective Date, the Dividend Payment Date or the Distribution Valuation Date) and the four trading days immediately following the applicable valuation date, or, if Common Stock is not then traded on an exchange, such amount as is determined by the Compensation Committee of the Legg Mason, Inc. Board of Directors (the “Committee”) using any reasonable method of valuation (“Fair Market Value”). Any change in the trading price of Common Stock during the five day pricing period will be the sole risk of the Employee.

4. Adjustment to Account Upon Dividend by Legg

If, prior to the date Employee receives the final distribution of amounts in his or her Account from Legg pursuant to this Agreement (the “Payment Date”), Legg pays any dividend (other than in Common Stock) upon its Common Stock, or makes any distribution (other than in Common Stock) with respect thereto, Employee’s Account will be credited with additional Share Units, equivalent to that number of Share Units determined by dividing the amount of the dividend or other distribution allocable to the Share Units already credited to the Account as of the record date for the dividend or distribution, by 95% of the Fair Market Value of a share of Common Stock on the payment date for the dividend or distribution (the “Dividend Payment Date”). Amounts to be credited under this Section 4 will be credited as soon as administratively practicable after the applicable Dividend Payment Date.

In the event that, prior to the Payment Date, the number of outstanding shares of Common Stock is changed by reason of a stock split, stock dividend, combination of shares, reorganization or recapitalization, the number of Share Units then credited to Employee’s Account will be appropriately adjusted so as to reflect such change (based upon the best estimate of Legg as to relative values).

Nothing contained in this Agreement shall confer or be construed as conferring upon Employee any rights as a stockholder of Legg or any right to have access to the books and records of Legg or any subsidiary.

5. Vesting Schedule of Share Units

Employee shall vest in the Share Units credited to Employee’s Account pursuant to the following vesting schedule as long as Employee is continuously employed in good standing by LMWW for the following elapsed periods:

If Elapsed Period of Employment from Effective Date of this Agreement is:	Then the Vested Portion of Share Units in Account shall be*:
12 months or less	-0-

Greater than 12 months, but 24 months or less	1/5 of Share Units

Greater than 24 months, but 36 months or less	2/5 of Share Units

Greater than 36 months, but 48 months or less	3/5 of Share Units

Greater than 48 months, but 60 months or less	4/5 of Share Units

Greater than 60 months	All Share Units

*	Vesting schedule assumes no Share Units are distributed from Account and will be deemed appropriately adjusted to reflect any Share Units that are distributed

Notwithstanding the foregoing, all Share Units will automatically vest on the date of closing of the transactions contemplated by the Transaction Agreement dated as of June 23, 2005, as amended, between Legg and Citigroup Inc.

For purposes of determining Employee’s Vested Portion of Share Units, Employee shall not be entitled to receive any partial or pro-rated credit for having been employed by LMWW for any partial twelve month period specified in the table above. If Employee’s employment with LMWW terminates for any reason other than death or “Disability,” as defined below, whether involuntary or voluntary and for whatever cause or no cause, Employee shall forfeit any rights to, and shall have no right or claim to, any Share Units which have not vested pursuant to the above Vesting Schedule. In the event Employee’s employment with LMWW terminates as a result of Employee’s death or “Disability,” as defined below, all Share Units shall be immediately vested and payment shall be made as described in Paragraph 9.

For purposes of this Agreement, “Disability” shall mean a medically determinable physical or mental impairment which, as determined by the Committee using such criteria as it establishes in its sole and absolute discretion, will prevent Employee from performing his usual duties or any other similar duties in connection with his employment by LMWW for a period of at least 12 months.

6. Assignment of Benefits

No amount payable, or other right or benefit, under this Agreement or the Plan, will, except as otherwise specifically provided by this Agreement or by applicable law, be subject to sale, assignment, transfer, pledge, encumbrance, attachment, garnishment or levy prior to distribution to Employee. Since the Plan, and awards under the Plan including this Agreement, is intended to be a non-qualified, unfunded plan not subject to the Employee Retirement Income Security Act of 1974, as amended, payments under this Agreement will not be subject to the provisions of any qualified domestic relations order (as defined under the Internal Revenue Code) applicable to an Employee’s deferred compensation benefit.

Notwithstanding any provision herein to the contrary, Employee acknowledges and agrees that any distribution payable under this Agreement may be used at the discretion of Legg to offset any debt owed by Employee to Legg or LMWW at the date such distribution would otherwise be paid. Employee expressly authorizes Legg to withhold distributions payable under this Agreement to offset any debts or other liabilities owed by Employee to Legg or LMWW. If Legg is aware of any errors, loans outstanding or liabilities of Employee, Legg may withhold distributions under this Agreement until such time as the liabilities are satisfied or Legg has determined that a liability no longer exists.

In addition to the foregoing, Employee expressly agrees that if at the time any amount is payable to Employee hereunder, Employee has outstanding any debts, or other liabilities or obligations arising from errors or otherwise arising in connection with Employee’s employment with LMWW or Employee acting as a financial advisor on behalf of LMWW, to Legg or LMWW, then Legg may credit all or any portion of the shares of Common Stock then payable to Employee under this Agreement to any brokerage account of Employee at LMWW (regardless of whether Employee is the sole or a joint owner of the account), and LMWW may immediately cause such shares of Common Stock to be sold from such account and the proceeds applied first to pay any required withholding taxes (including payroll taxes) and the remainder paid over to Legg or LMWW to satisfy such debts or other liabilities or obligations. By signing this Agreement, Employee authorizes Legg and LMWW to effect all of the transactions described above through any account owned by Employee at LMWW (regardless of whether Employee is the sole or a joint owner of the account), and, if necessary, to open a brokerage account at LMWW in the name and on behalf of Employee to effect such transactions. The timing of any such crediting and sale will be as determined to be reasonable by Legg and LMWW, in their sole discretion, and the Employee acknowledges that all risks of movements in the price of Common Stock before or after the dates of such crediting and sale shall be borne solely by Employee.

7. Unfunded Nature of the Agreement

Legg will not be required to purchase, hold or dispose of any investments with respect to amounts credited to the Account of Employee, including Compensation Credits or Share Units. Employee has no interest in the Account or in any investments Legg may purchase with such amounts, except as a general, unsecured creditor of Legg.

This Agreement at all times shall be entirely unfunded. The Employee’s Account is merely a record for measuring and determining the amount of the potential benefits to be paid by Legg to, or with respect to, Employee under this Agreement, and such Account shall be established solely for such bookkeeping purposes. Legg shall not be required to segregate any funds or other assets to be used for payment of benefits under this Agreement. The Employee’s Account shall not be, or be considered as evidence of the creation of, a trust fund, an escrow or any other segregation of assets for the benefit of Employee or any beneficiary of Employee. There is no guaranty of benefit payments to the Employee.

The obligation of Legg to make the payments under this Agreement is an unsecured contractual obligation only, and neither Employee nor any beneficiary of Employee shall have any beneficial or preferred interest by way of trust, escrow, lien or otherwise in and to any specific assets or funds. Employee and each beneficiary of Employee shall look solely to the general credit of Legg for satisfaction of any obligations due or to become due under this Agreement.

Should Legg elect to make contributions to a trust (hereinafter referred to as the “Trust”) to assist Legg in paying the benefits which may accrue hereunder, the amounts contributed shall be used to purchase the deemed investments under Paragraph 3, subject to application of the provisions of this Paragraph 7 to the actual investments. However, contributions to the Trust shall not reduce or otherwise affect Legg’s liability to pay benefits under this Agreement (which benefits may be paid from the Trust or from Legg’s general assets, in Legg’s discretion), except that Legg’s liability shall be reduced by actual benefit payments from the Trust (and the Account shall be appropriately adjusted to reflect such payments). If any such investments, or any contributions to the Trust, are made by Legg, such investments shall have been made solely for the purpose of aiding Legg in meeting its obligations under this Agreement, and, except for actual contributions to the Trust, no trust or trust fund is intended. To the extent that Legg does, in its discretion, purchase or hold any such investments (other than through contributions to the Trust), Legg will be named sole owner of all such investments and of all rights and privileges conferred by the terms of the instruments or certificates evidencing such investments. Nothing stated herein will cause such investments, or the Trust, to form part of the Account, or to be treated as anything but the general assets of Legg, subject to the claims of its general creditors, nor will anything stated herein cause such investments, or the Trust, to represent the vested, secured or preferred interest of the Employee. Legg shall have the right at any time to use such investments not held in the Trust in the ordinary course of its business. Neither the Employee nor any of his beneficiaries shall at any time have any interest in the Account or the Trust or in any such investments, except as a general, unsecured creditor of Legg to the extent of the deferred compensation arrangement which is the subject of this Agreement.

8. Mode of Distributions

Legg will make all distributions under this Agreement in shares of Common Stock. In a final distribution of all amounts in Employee’s Account, Employee will receive shares of Common Stock equal to the whole number of Share Units in the Account to be distributed, and cash in lieu of any fractional share based on 100% of the Fair Market Value of a share of Common Stock on the applicable Distribution Valuation Date (i.e., no fractional shares will be issued). In any distribution that is not a final distribution of all amounts in Employee’s Account, Employee will receive shares of Common Stock equal to the whole number of Share Units in the Account to be distributed and no distributions (either cash in lieu or otherwise) with respect to fractional shares (which shall be retained in the Account).

Employee acknowledges that, because Fair Market Value will be measured by taking into account stock prices over a five day period, Employee will be subject to some market risk if the trading price of Common Stock declines during the five day period. After the date of distribution, Employee must make his or her own decision as to whether to sell or retain the shares received under this Agreement. Any brokerage commissions or other charges incurred in the event Employee decides to sell such shares will be the sole responsibility of the Employee, not Legg.

9. Timing of Distributions

Simultaneously with the execution of this Agreement, Employee must make an irrevocable election on a form prescribed by the Committee (hereafter the “Payment Option Election” and attached as Exhibit A) to receive distributions under this Agreement either (i) in annual installments following each time Employee’s Share Units vest pursuant to Paragraph 5; or (ii) in a lump sum after the time all Share Units are vested. Employee acknowledges that, regardless of which distribution election Employee makes, Employee bears all economic risks and market risks associated with Common Stock.

If the Employee elects to receive distributions annually following the vesting of the applicable Share Units, the Distribution Valuation Date for each such distribution will be the applicable anniversary of the Effective Date on which the Share Units vest (or, if shares of Common Stock are not traded on that day, the first such trading day thereafter). Similarly, if the Employee elects to receive distributions in a lump sum after all Share Units have vested, the Distribution Valuation Date for the distribution will be the fifth anniversary of the Effective Date (or, if shares of Common Stock are not traded on that day, the first such trading day thereafter). For purposes of this Agreement, the “Distribution Valuation Date” shall mean the date on which the Fair Market Value of a share of Common Stock is determined (utilizing the closing price on such date and the subsequent four trading dates) for purposes of a distribution. In making a distribution following an annual vesting of Share Units or the vesting of all Share Units in the Account, Legg will, subject to Section 10, distribute to Employee the whole shares of Common Stock to be distributed, together with, if applicable, cash for any fractional shares to be distributed, as soon as administratively practicable after the period for determining Fair Market Value has concluded and all withholding taxes (including payroll taxes) have been paid or provided for.

In the event that Employee has elected to receive distributions in a lump sum after all Share Units have vested and prior to the date all Share Units have vested hereunder Employee’s employment with LMWW terminates for any reason other than death or Disability, then Legg will, subject to Section 10, distribute to Employee any previously undistributed Share Units in Employee’s Account that have vested on or prior to the date on which his or her employment terminated. The Distribution Valuation Date for this distribution will be the date on which the Employee’s employment terminates. In making such a distribution, Legg will distribute, subject to Section 10, the whole shares of Common Stock to be distributed (representing all vested whole Share Units in the Account), together with cash for any fractional shares to be distributed, as soon as administratively practicable after the period for determining Fair Market Value has concluded and all withholding taxes (including payroll taxes) have been paid or provided for.

If Employee’s employment terminates as a result of death or Disability, Legg will, subject to Section 10, distribute all Share Units in Employee’s account to Employee or his or her Beneficiary in accordance with the following. The Distribution Valuation Date for such a distribution will be the date Employee’s employment terminated. In making such a distribution, Legg will distribute, subject to Section 10, the whole shares of Common Stock to be distributed (representing all whole Share Units in the Account), together with cash for any fractional shares to be distributed, as soon as administratively practicable after the period for determining Fair Market Value has concluded and all withholding taxes (including payroll taxes) have been paid or provided for.

Employee from time to time may designate, on such form as the Committee may prescribe from time to time (the current form of which is attached hereto as Exhibit B), any person or persons (who may be named contingently or successively) to receive any amount payable under the Plan upon or after his or her death, and such designation may be changed from time to time by the Employee by filing a new designation with the Committee. Each designation will revoke all prior designations by Employee, shall be on a form prescribed by the Committee, and will be effective only when filed in writing with the Committee during the Employee’s lifetime. In the absence of a valid beneficiary designation, or if, at the time any amount is payable to Employee or beneficiary, there is no living beneficiary eligible to receive the payment that has been validly named by Employee, then Legg shall pay any such amount to the Employee’s surviving spouse (if Employee was legally married at the time of his or her death) or if there is no surviving spouse, to the Employee’s estate. In determining the existence or identity of anyone entitled to payment, the Committee may rely conclusively upon information supplied by the personal representative of the Employee’s estate. In the event of a lack of adequate information having been supplied to the Committee, or in the event that any question arises as to the existence or identity of anyone entitled to receive a payment as aforesaid, or in the event that a dispute arises with respect to any such payment, or in the event that a beneficiary designation conflicts with applicable law, or in the event the Committee is in doubt for any other reason as to the right of any person to receive a payment as beneficiary then, notwithstanding the foregoing, Legg, in its sole discretion, may, in complete discharge, and without liability for any tax or other consequences which might flow therefrom: (i) distribute the payment to the Employee’s estate, (ii) retain such payment, without liability for interest, until the rights thereto are determined, or (iii) deposit the payment into any court of competent jurisdiction.

10. Withholding Taxes (Including Payroll Taxes)

Amounts payable under this Agreement shall be subject to such deductions or withholding as may be required by law. Notwithstanding anything herein to the contrary, Legg may delay any distribution under this Agreement until the recipient of the distribution has separately provided for the payment of any required withholding taxes (including payroll taxes) with respect to the distribution by check or other method approved by the Committee in its sole discretion. Legg, to the extent permitted or required by law, shall have the right (i) to deduct any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under this Agreement from any amount payable hereunder or from any wage, salary, commission, bonus or other payment otherwise due to Employee from Legg or LMWW, and (ii) to retain or sell without notice, either directly, or by crediting the shares to any account of Employee at LMWW and having LMWW effect a sale of the shares from such account, a sufficient number of shares of Common Stock to be issued to Employee (or any other person entitled to receive the payment due Employee) to cover any such taxes. By signing this Agreement, Employee authorizes Legg and LMWW to effect any crediting and sale of shares of Common Stock contemplated by the foregoing clause (ii).

11. Disputes Subject to Arbitration

Employee agrees that any controversy or dispute arising under this Agreement which cannot be resolved by the Committee, or out of Employee’s employment by LMWW (including, but not limited to, claims arising under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, and analogous state statutes), shall be submitted for arbitration upon demand of either party in accordance with the rules of the National Association of Securities Dealers, Inc. or the New York Stock Exchange, Inc., provided, however, that in the event of termination of Employee’s employment, Legg or LMWW shall be entitled to seek injunctive relief or confess judgment against Employee pursuant to the terms of any other applicable agreement and that Legg or LMWW shall be entitled to apply for and obtain from any state or federal court such relief before or after the commencement of any arbitration proceeding, such relief to be afforded to Legg or LMWW pending the decision of the arbitrators.

12. Employment-At-Will

Employee and Legg agree and acknowledge that this Agreement shall not be construed as a contract of employment. Nothing herein shall be deemed to make Employee an employee of Legg. Legg and LMWW maintain an employment-at-will policy. As Employee is free to end his or her employment with LMWW at any time for any reason or no reason, LMWW is free to end the employment with Employee at any time or any reason or no reason.

13. Governing Law

This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Maryland.

14. Effectiveness of this Agreement

If any part of this Agreement shall be held invalid or unenforceable, that part shall be deemed modified as necessary to make it effective, and the remaining provisions of this Agreement shall remain in effect.

15. Entire Understanding of Parties

This Agreement, and the Plan, incorporates the entire understanding between Employee and Legg on the subject matter herein. This Agreement may be not changed except by a writing signed by a duly authorized representative of Legg and Employee. This Agreement is subject to the applicable terms and conditions of the Plan.

16. Assistance of Counsel

Employee acknowledges that Employee was given the opportunity to read this Agreement and to seek the assistance of counsel before Employee decided to join LMWW, accept the terms of this Agreement or sign this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first hereinabove written.

EMPLOYEE:

Signature

Print Full Name

LEGG MASON, INC.

By:
Signature

EXHIBIT A

KEY EMPLOYEE PHANTOM STOCK AGREEMENT

Payment Option Election

Part 1.	I hereby elect to receive vested Share Units from my Account under the Agreement in the following manner: (please check one)

a. annually after the Share Units vest; or

b. in a lump sum after the time all Share Units are vested.

Employee:

Signature Date

Print full name

Receipt Acknowledged:

LEGG MASON, INC.

By:
Signature Date

EXHIBIT B

KEY EMPLOYEE PHANTOM STOCK AGREEMENT

Designation of Beneficiary(ies)

By virtue of my right under the Agreement to designate the beneficiary(ies) of any death benefits payable under the Agreement, and subject to any future exercise of said right by me, I hereby direct that any and all such death benefits shall be paid, in accordance with the terms of the Agreement (please check appropriate block):

☐	to the same beneficiary(ies) I designated with respect to my interest in the LMWW Profit Sharing and 401(k) Plan and Trust; or

☐	to the person(s) named below who are living at the time of each such payment, and, unless otherwise expressly indicated, in equal shares among them if more than one such person shall be living at the time of each such payment:

PRIMARY BENEFICIARY(IES)

Name/Relationship Address

Name/Relationship Address

Name/Relationship Address

In the event that no primary beneficiary shall be living at the time of any death benefit payment, I hereby direct that such remaining payment(s) shall be made to those person(s) named below who are living at the time of each such remaining payment, and, unless otherwise expressly indicated, in equal shares among them if more than one such person shall be living at the time of each such remaining payment:

CONTINGENT BENEFICIARY(IES)

Name/Relationship Address

Name/Relationship Address

Name/Relationship Address

Key Employee Phantom Stock Agreement

Designation of Beneficiary(ies)

Page Two

In the further event that none of the persons named above, either as primary or contingent beneficiary(ies), shall be living at the time of any death benefit payment, all remaining payment(s) shall be made to my estate pursuant to the Agreement.

NOTE: If so specified in the above designations, “person” includes a trust or corporation.

Employee:
Signature Date

Print full name

Witness

Receipt Acknowledged:

LEGG MASON, INC.

By
Signature Date